Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: February 8, 2008

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Interim Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC.  REPORTS SECOND QUARTER UNAUDITED RESULTS

Denver, Colorado — February 8, 2008 - Sport-Haley, Inc. (NASDAQ NMS — SPOR) (“Sport-Haley” or the “Company”) today reported unaudited earnings for its second fiscal quarter and six months ended December 31, 2007.

Net sales of fashion apparel for the three months ended December 31, 2007, were $4,385,000, an increase of $195,000, or 5%, from net fashion apparel sales of $4,190,000 for the comparable three-month period in the prior fiscal year. Net sales of fashion apparel for the six months ended December 31, 2007, were $7,793,000, an increase of $115,000, or 1%, from net fashion apparel sales of $7,678,000 for the comparable six-month period in the prior fiscal year. Net sales of Top-Flite® branded apparel of $26,000 and $146,000 for the three months and six months ended December 31, 2007, respectively, were comprised of shipments to a retailer for a test in 50 of its stores. Net sales of Top-Flite® branded apparel of $0 and $1,185,000 for the three months and six months ended December 31, 2006, were comprised of sales to Wal-Mart of $1,000,000 and sales of $185,000 to other markets.

As a percentage of net sales, gross profit of our fashion apparel was 41% and 38%, and 37% and 34%, for the three months and six months ended December 31, 2007 and 2006, respectively. As a percentage of net sales, gross profit of our branded apparel was (77%) and 3%, and 0% and 25%, for the three months and six months ended December 31, 2007 and 2006, respectively.

Net income for the three months ended December 31, 2007, was $24,000, a difference of $245,000, or 111%, as compared with the net loss of ($221,000) for the comparable three-month period in the prior fiscal year. Net loss for the six months ended December 31, 2007, was ($603,000), a difference of $15,000, or 2%, as compared with the net loss of ($618,000) for the comparable six-month period in the prior fiscal year. Basic and diluted earnings (loss) per share were $0.01 and ($0.08) for the three month periods ended December 31, 2007 and 2006, respectively. Basic and diluted earnings (loss) per share were ($0.26) and ($0.22) for the six month periods ended December 31, 2007 and 2006, respectively. All securities options were anti-dilutive and therefore excluded from the per share calculations with respect to periods in which net losses were incurred.

For further information regarding the second quarter of our 2008 fiscal year, refer to our Form 10-Q for the quarterly period ended December 31, 2007, which we plan to submit to the Securities and Exchange Commission on Monday, February 11, 2008.

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Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY® and Ben Hogan® labels. The fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Reserve Apparel Group LLC, a wholly owned subsidiary of Sport-Haley, Inc., designs, purchases, contracts for the manufacture of, markets and distributes branded golf apparel and outerwear under the Top-Flite® label to mass retailers and other big-box type high sales volume retail stores. Ben Hogan® fashion apparel and Top-Flite® branded apparel are distributed pursuant to a licensing agreement with Callaway Golf Company, which we consider to be a key component of our business strategies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that our actual results could differ materially from those contained in forward-looking statements. Our financial condition and the results of our operations will depend on a number of factors, including, but not limited to, the following: successfully anticipating fashion trends, designing favorably accepted fashion golf apparel, effectively advertising and communicating within the marketplace, and penetrating our chosen distribution channels; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; our ability to successfully forecast sales and optimize inventory levels; our ability to successfully manage risks associated with the trend of a high relative percentage of sales with respect to licensed apparel, such as the Ben Hogan® apparel collections; loss of certain third party suppliers, and/or delays in receiving garments from third party suppliers caused by various factors, including lost or reduced manufacturing capacity or significant suppliers, labor shortages, timely performance of third parties, transportation difficulties, and others; significant delays in deliveries from third party suppliers; unsatisfactory recourse with regard to nonconforming goods received from foreign suppliers; political and international trade relations; changes in international trade quota systems for apparel; significant reliance upon several individual foreign suppliers; reliance upon a certain foreign person responsible for maintaining relationships with and monitoring the performance of certain of our significant foreign suppliers; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; access to capital; maintaining satisfactory relationships with commercial banking institutions; establishing controls with regard to and maintaining the integrity of technology and information systems; and, reliance upon executive officers and key employees. Additional information on these and other factors that could affect our financial results is included in our Form 10-K for the year ended June 30, 2007. There may be other factors not mentioned above or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statement. The reader should not place undue reliance on any forward-looking statement. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statement as a result of new information, future event or development, except as required by securities laws.

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SPORT-HALEY, INC.

Consolidated Unaudited Financial Information

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Statements of Income Data:

Net sales	$4,411	$4,190	$7,939	$8,863

Gross profit	1,780	1,555	2,963	3,057

Total other operating costs	1,788	1,843	3,639	3,774

Loss from operations	(8)	(288)	(676)	(717)

Other income (expense), net	32	84	80	162

Net income (loss)	24	(221)	(603)	(618)

Diluted earnings (loss) per common share	$0.01	$(0.08)	$(0.26)	$(0.22)

Diluted average weighted shares outstanding	2,284,000	2,770,000	2,284,000	2,770,000

	December 31,
	2007	2006

Balance Sheets Data:

Current assets	$12,360	$15,371

Total assets	12,659	16,129

Current liabilities	1,698	1,732

Commitments and Contingencies	182	—

Long-Term Liabilities	—	—

Shareholders’ equity	10,779	14,397

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